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                                                                    Exhibit 10.4

                                     LEASE
                                     -----


     THIS AGREEMENT, made effective this 29th day of April, 1997, between RICHARD PERRY and PRISCILLA PERRY, husband and wife, RICHARD PERRY, JR. and SHARON LYNN PERRY, husband and wife, (collectively the "Landlord"), and THE GSI GROUP, INC. (the "Tenant"),

                                  WITNESSETH:

     In consideration of the covenants contained herein the parties hereto agree as follows:

     1. Description of Premises. The Landlord hereby leases to the Tenant the building and real estate commonly known as 1015 West Ninth Street, Mt. Carmel, Illinois, legally described as follows:

          Part of the Southwest 1/4 of Section 20, Township 1 South, Range 12 West, Second Principal Meridian, Wabash County, described as follows:

          Commencing as a point of beginning at an iron pin at the Northwest Corner of the Western Services Tract as shown on a plat recorded in Plat Book 2, Page 69; thence South 22 degrees 01 minutes East a distance of 824.70 feet to an iron pin on the North right-of-way line of the Southern Railroad; thence South 80 degrees 35 minutes West along said North right-of-way line a distance of 399.3 feet to an iron pin; thence North 22 degrees 01 minutes West a distance of 739.64 feet to an iron pin on the South right-of-way line of SBI Route 15; thence North 68 degrees 17 minutes East a distance of 390 feet to the point of beginning, containing 7.00 acres.

(hereinafter referred to as the "Premises").

     2. Term. The term of this lease shall be one (1) year, beginning on the effective date of this lease, and terminating on March 31, 1998. The Lease shall automatically renew for two periods of one (1) year each, unless Tenant gives 30 days written notice of its intention to
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terminate. The Lease shall terminate upon purchase of the Premises by Tenant pursuant to paragraph 19.

     3. Rental. The Tenant shall pay a total rental of Fifty-Seven Thousand Six Hundred Dollars ($57,600.00) for the initial one (1) year term, payable in equal monthly installments of Four Thousand Eight Hundred Dollars ($4,800.00) each, in advance, to Richard Perry on the first day of each month commencing on April 1, 1997, which is the effective date of this lease.

     4. Renewal Term Rent. During each extended term, the basic rent shall be Sixty Three Thousand Three Hundred and Sixty Dollars ($63,360.00) or Five Thousand Two Hundred Eighty Dollars ($5,280.00) per month for each one (1) year extended term.

     5. General Taxes. The Landlord shall pay all general real estate taxes on the Premises and shall, upon request by Tenant, furnish Tenant with paid receipts, cancelled checks or other proof of payment satisfactory to Tenant. Tenant shall reimburse Landlord for the amount of real estate tax paid in excess of those paid for the tax year 1995, which reimbursement will be paid with the October rent of each year starting October, 1998.

     6. Insurance. The Landlord shall keep the Premises insured throughout the term and any extended term of this lease, protecting both the Landlord and the Tenant against loss or damages by fire, lightning, earthquake, windstorm or other casualty ordinarily covered by extended coverage in an amount not less than $565,000.00, and claims for personal injury and property damage under a policy of general public liability insurance with limits as may be reasonably requested by the Tenant from time to time, but not less than $1,000,000 per person and $3,000,000 per occurrence, in a company or companies acceptable to the Tenant. The Landlord shall deliver to the Tenant a certificate of insurance showing compliance with this
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provision and naming Tenant as an additional insured. Tenant shall maintain a policy of general public liability insurance with limits not less than $1,000,000 per person and $3,000,000 per occurrence, in a company or companies acceptable to Landlord. The Tenant shall also maintain property insurance on its property located on the Premises. The Tenant shall deliver to the Landlord a certificate of insurance showing compliance with this provision and naming Landlord as an additional insured.

     7. Use. The Tenant shall have the right to use the Premises for any lawful business, including, without limitation, a light manufacturing location; provided, however, the Tenant agrees that it will not sell or permit the sale of any alcoholic beverages in the Premises.

     8. Quiet Enjoyment. The Tenant, upon paying the basic rent and all additional rent and other charges herein provided for, and performing all of the other terms of this lease, shall quietly have and enjoy the Premises during the term of this lease without hindrance or molestation by anyone claiming by or through the Landlord, subject, however, to the reservations and conditions of this lease.

     9. Maintenance, Repair, Janitor Service and Other Expenses. The Tenant shall, at its own expense, make all necessary repairs and replacements to the Premises and to the pipes, heating and air conditioning systems, alarm system, plumbing system, window glass, fixtures, and all other appliances and appurtenances belonging thereto, and all equipment used in connection with the Premises, except the roof which shall be repaired at Landlord's expense. All repairs shall be promptly made with materials of like quality to the original work. On default of the Tenant in making needed repairs, the Landlord may, but shall not be required to, make such repairs for the Tenant's account and the expense thereof shall constitute and be
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collectible as additional rent. The Tenant shall provide janitor service for the
Premises and Tenant shall also pay for the removal of certain interior walls if Tenant removes them.

     10. Surrender of Premises. At the expiration of the lease term, the Tenant shall surrender the Premises in as good condition as it was in at the beginning of the term, reasonable use and wear and damage by fire or other casualty without the fault or negligence of Tenant excepted.

     11. Improvements by Tenant. No alterations, additions, or improvements to the Premises shall be made by the Tenant without the written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. Any alteration, addition, or improvement made by the Tenant after such consent shall have been given, shall be done so without causing a lien to be attached to the Premises and, at the Landlord's option, become the property of the Landlord upon the expiration or other sooner termination of this lease; provided, however, that the Landlord shall have the right to require the Tenant to remove such fixtures at the Tenant's expense upon such termination of this lease.

     12. Landlord's Representations and Warranties. Landlord represents and warrants that: the Premises are in good order and repair, provided that the Tenant shall accept the electrical, heating, plumbing and air conditioning systems in their present condition without representation or warranty; the Premises are not subject to any zoning or other governmental use restrictions; Landlord is the owner of the Premises and that the Premises are free and clear of all mortgages, liens and encumbrances except the lien of real estate taxes not yet due and payable and easements of record and a mortgage in favor of Security Bank & Trust of Mt. Carmel, Illinois; to the best of Landlord's knowledge, neither Landlord nor any predecessor in
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interest to Landlord has released or deposited upon the Premises any Hazardous
Materials (as defined elsewhere in this section); to the best of Landlord's knowledge, neither Landlord nor any predecessor in interest to Landlord has received notice of the existence or alleged existence of any Hazardous Materials upon or under the Premises from any governmental agency or other party; and there is one underground fuel oil tank on the Premises.

     Hazardous Materials, as used herein, shall include, without limitation, petroleum and petroleum products, those substances defined as hazardous substances in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), and those wastes defined as hazardous wastes under the Resource Conservation and Recovery Act, as amended ("RCRA"), and any other substance identified as being hazardous, toxic or dangerous under any local, Illinois or federal environmental law or regulation.

     13. Utilities and Other Services. The Tenant shall pay all expense of heat, air conditioning, electricity, water and all other services furnished the Premises throughout the lease term.

     14. Access. The Landlord shall have full and unrestricted access to the Premises for any reasonable purpose during normal business hours throughout the lease term.

     15. Fire or Other Casualty Loss. In case of damage by fire or other casualty to the Premises, without fault or negligence of the Tenant, if the damage is so extensive as to amount practically to the total destruction of the Premises, this lease shall terminate, and the rent shall be apportioned to the time of the damage. In all other cases where the Premises is damaged by fire or other casualty without the fault or negligence of the Tenant, the Landlord shall repair the
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damage with reasonable dispatch, and if the damage has rendered the Premises untenantable, in whole or in part, there shall be an apportionment of the rent until the damage has been repaired.

     16. Condemnation. If the Premises or any part thereof is taken by eminent domain, or conveyed upon threat of such proceedings, this lease shall expire on the date when the Premises shall be so taken or conveyed, and the rent shall be apportioned as of that date. No part of any award shall belong to the Tenant other than that portion attributable to leasehold improvements made by Tenant and that portion attributable to cost of or removal of Tenant's stock, equipment and fixtures.

     17. Sign. Tenant shall be allowed to place signs identifying the Premises in windows of the Premises or on or attached to the building.

     18. Assignment of Lease. Neither party shall assign this lease or sublet the Premises without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

     19. Indemnification. Tenant shall indemnify the Landlord against any accident, injury, death or damage to any person or property which shall happen in or about the Premises during the term of the Lease, unless due to an act or omission of Landlord.

     20. Option to Purchase. Tenant shall have the option to purchase the Premises for Four Hundred Eighty Thousand Dollars ($480,000.00) at any time during the initial term or extended term of this Lease, and, if such option is exercised in the first two years, such purchase price shall be reduced by 1/3 of all first year lease payments and 1/4 of all second year lease payments made by Buyer under this Lease. To exercise its option, Tenant shall execute and deliver the Real Estate Purchase Agreement, a copy of which is attached hereto.
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     21.  Notice.  Any notice under this lease must be in writing and must be delivered personally or sent by first class mail to the last address of the party to whom the notice is to be given as designated by such party in writing. The Landlord and Tenant hereby designate their address as follows:

     LANDLORD:  Richard Perry
                P.O. Box 611
                Mt. Carmel, Illinois 62863

     TENANT:    The GSI Group, Inc.
                1004 East Illinois Street
                Assumption, Illinois 62510
                ATTENTION:  Craig Sloan

     22. Binding Effect of Lease. This lease shall be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

               LANDLORD:
                                         /s/ RICHARD PERRY
                                         ---------------------------
                                         RICHARD PERRY

                                         /s/ PRISCILLA PERRY
                                         ---------------------------
                                         PRISCILLA PERRY

                                         /s/ RICHARD PERRY, JR.
                                         ---------------------------
                                         RICHARD PERRY, JR.

                                         /s/ SHARON LYNN PERRY
                                         ---------------------------
                                         SHARON LYNN PERRY


               TENANT:                   THE GSI GROUP, INC.

                                    By:  /s/ JOHN C. SLOAN
                                         ---------------------------
                                         Its Chief Executive Officer